                                                                    EXHIBIT 4.12


                                  JOSTENS, INC.

                           225,000 Units Consisting of
             $225,000,000 12 3/4% Senior Subordinated Notes due 2010
                     and Warrants to Purchase 425,060 Shares
                             of Class E Common Stock

                               PURCHASE AGREEMENT
                               ------------------


                                                                     May 5, 2000


DEUTSCHE BANK SECURITIES INC.
UBS WARBURG LLC
GOLDMAN, SACHS & CO.
c/o Deutsche Bank Securities Inc.
    130 Liberty Street
    New York, New York  10006


Ladies and Gentlemen:

     Jostens, Inc., a Minnesota corporation (the "Company"), and American Yearbook Company, Inc., a Kansas corporation (the "Guarantor"), hereby confirm their agreement with you (the "Initial Purchasers"), as set forth below.

     1. The Securities. The Company proposes to issue and sell to the Initial Purchasers 225,000 Units (the "Units") consisting of $225,000,000 aggregate principal amount of its 12 3/4% Senior Subordinated Notes due 2010 (the "Notes") and Warrants (the "Warrants") to purchase 425,060 shares of the Company's Class E Common Stock, par value $0.01 per share (the "Warrant Shares"), determined on a fully diluted basis as of the Closing Date (as defined herein). The Notes will be unconditionally guaranteed (the "Guarantee") on a senior subordinated basis by the Guarantor. The Units, the Notes, the Guarantee and the Warrants are collectively referred to herein as the "Initial Securities." The Initial Securities and the Warrant Shares are collectively referred to herein as the "Securities."

     The Notes and Guarantee are to be issued under an indenture (the "Indenture") to be dated as of the Closing Date by and among the Company, the Guarantor and The Bank of New York, as Trustee (the "Trustee"). The Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") to be dated as of the Closing Date by and between the Company and The Bank of New York, as warrant agent (the "Warrant Agent").

     The Units will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

     In connection with the sale of the Units, the Company has prepared a preliminary offering memorandum dated April 17, 2000 (the "Preliminary Memorandum") and a final offering memorandum dated May 5, 2000 (the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum") setting forth or including a description of the terms of the Units, the terms of the offering of the Units, a description of the Company and any material developments relating to the Company occurring after the date of the most recent historical financial statements included therein.

     The Initial Purchasers and their direct and indirect transferees of the Notes and Guarantee will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company and the Guarantor will agree, among other things, to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Notes and/or the Exchange Notes (as defined in the Registration Rights Agreement) under the Act.

     Holders (including subsequent transferees) of Warrants and Warrant Shares will have the registration rights with respect to the Warrants and Warrant Shares set forth in a registration rights agreement (the "Warrant Registration Rights Agreement") between the Company and the Initial Purchasers to be dated as of the Closing Date, and in form and substance satisfactory to the Initial Purchasers and conforming to the description thereof in the Final Memorandum.

     This Agreement, the Securities, the Exchange Notes, the Indenture, the Registration Rights Agreement, the Warrant Agreement and the Warrant Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Unit Documents."

     The Units are being sold in connection with (i) the consummation of a merger (the "Merger") of Saturn Acquisition Corporation with and into the Company, pursuant to an Agreement and Plan of Merger dated as of December 27, 1999 (the "Merger Agreement"), and (ii) the repayment of all of the Company's existing debt (the "Debt Refinancing"). In addition, the Company will (i) enter into a credit agreement (the "Credit Agreement") with
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                                      -3-

The Chase Manhattan Bank, as administrative agent, and certain lenders thereto whereby the Company will borrow $485 million in term loans in connection with the Merger and related transactions and have available a $150 million revolving credit facility and (ii) issue and sell redeemable preferred stock and warrants to purchase common stock of the Company, for aggregate gross proceeds of $60 million (the "Preferred Stock Investment").

     The offering of the Units, the Merger, the Debt Refinancing, the borrowings under the Credit Agreement on the Closing Date (as defined below) and the Preferred Stock Investment are collectively referred to as the "Recapitalization."

     The Unit Documents, the Credit Agreement and the Credit Documents (as defined in the Credit Agreement), the Merger Agreement and the certificate of designation, warrant agreement, purchase agreement, preferred stock registration rights agreement and common stock registration rights agreement relating to the Preferred Stock Investment (the "Preferred Stock Investment Documents") are collectively referred to herein as the "Recapitalization Documents."

     2. Representations and Warranties. The Company and the Guarantor, jointly and severally, represent and warrant to and agree with each of the Initial Purchasers that:

          (a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to any of the Initial Purchasers furnished to the Company and the Guarantor in writing by the Initial Purchasers expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto, as the case may be.

          (b) The Company has prepared and filed with the Commission in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a proxy statement and form of proxy relating to a special meeting of the Company's stockholders (the "Stockholders Meeting") at which the Company's stockholders will be asked to approve the Merger Agreement. As used in this Agreement, the term "Proxy Statement" means the definitive proxy statement and form of proxy, including any annexes, financial statements and schedules, and any amendments or supplements thereto in the form filed with the Commission pursuant to Rule 14a-6(b) under the Exchange Act.

          (c) The Proxy Statement complied and will comply, on the date that the Proxy Statement was mailed to the Company's stockholders and on the date of the Stockholders Meeting, in all material respects with the provisions of the Exchange Act, and the Proxy Statement at such times and on the Closing Date did not and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) After giving effect to the Recapitalization, the Company will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum under the heading "Capitalization" and "Description of Capital Stock"; all of the subsidiaries of the Company are listed in
     Schedule 2 attached hereto (each, a "Subsidiary" and collectively, the "Subsidiaries"); all of the outstanding shares of capital stock of the Company and the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; except as disclosed in the Final Memorandum, all of the outstanding shares of capital stock of each of the Subsidiaries are owned by the Company free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions and the Credit Agreement) or voting; except as set forth in the Final Memorandum and except for certain warrants in favor of Investcorp S.A. or its affiliates that will be exercisable for Class B common stock of the Company to the extent an equal number of shares of such Class B common stock is being redeemed contemporaneously, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries outstanding. Except for the Subsidiaries or as disclosed in the Final Memorandum, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

          (e) Each of the Company and the Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have (i) a material adverse effect on the business, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, or (ii) an adverse effect on the ability of the Company or any Subsidiary to perform any of its material obligations under any of the Recapitalization Documents to which it is or will be a party or to consummate the Recapitalization (any such event, a "Material Adverse Effect").

          (f) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, the Exchange Notes and the Private Exchange Notes, when issued, will be in the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (g) The Guarantor has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Guarantee and the guarantee of the Exchange Notes and Private Exchange Notes. The Guarantee and the guarantee of the Exchange Notes and the Private Exchange Notes, when issued, will be in the form contemplated by the Indenture. The Guarantee and the guarantee of the Exchange Notes and Private Exchange Notes have been duly and validly authorized by the Guarantor and, when executed by the Guarantor and delivered in accordance with the provisions of the Indenture, will constitute valid and legally binding obligations of the Guarantor, entitled to the benefits of the Indenture and enforceable against the Guarantor in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (h) Each of the Company and the Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized by the Company and the Guarantor and, when executed and delivered by the Company and the Guarantor (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (i) Each of the Company and the Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and the Guarantor and, when executed and delivered by the Company and the Guarantor, will constitute a valid and legally binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (j) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Warrant Agreement. The Warrant Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Warrant Agent), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

          (k) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Warrants and the Warrant Shares. The Warrants and the Warrant Shares have been duly and validly authorized for issuance and sale by the Company. The Warrants, when issued, authenticated and delivered by the Company against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Warrant Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Warrant Agreement and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceedings therefor may be brought. When issued in accordance with the terms and conditions contained in the Warrant Agreement, upon exercise of the Warrants, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights. The Warrant Shares have been duly reserved for issuance in accordance with the terms of the Warrants and the Warrant Agreement.

          (l) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Warrant Registration Rights Agreement. The Warrant Registration Rights Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceedings therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (m) Each of the Company and the Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement. The Credit Agreement has been duly and validly authorized by the Company and the Guarantor and, when executed and delivered by the Company and the Guarantor (assuming the due authorization, execution and delivery by the other parties thereto), will constitute a valid and legally binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (n) Each of the Company and the Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Recapitalization. This Agreement and the consummation by the Company and the Guarantor of the Recapitalization have been duly and validly authorized by the Company and the Guarantor. This Agreement has been duly executed and delivered by the Company and the Guarantor.

          (o) Assuming the accuracy of the representations and warranties of the Initial Purchasers and compliance by the Initial Purchasers with the covenants set forth in Section 8 hereof, no consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Company and the Guarantor of the Initial Securities to the Initial Purchasers or the consummation by the Company and the Guarantor of the Recapitalization, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Initial Securities by the Initial Purchasers and except for approval by the Company's stockholders of the Merger. None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, merger agreement, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "Contracts"), except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

          (p) The execution, delivery and performance by the Company and the Guarantor of the Recapitalization Documents and the consummation by the Company and the Guarantor of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Initial Securities to the Initial Purchasers and the other components of the Recapitalization) will not constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of the Subsidiaries, or
     (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers and compliance by the Initial Purchasers with the covenants set forth in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

          (q) The consolidated financial statements of the Company and the Subsidiaries included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Company and the Subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the consolidated financial statements included therein, except as otherwise stated therein. Ernst & Young LLP (the "Independent Accountants") is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

          (r) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Final Memorandum (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Exchange Act, (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (s) Except as set forth in the Final Memorandum, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries is subject, before or brought by any court, arbitrator or governmental agency or body which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Initial Securities to be sold hereunder or the consummation of any other component of the Recapitalization.

          (t) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except, in each case, (i) as described in the Final Memorandum and (ii) where any nonfulfillment or nonperformance of such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

          (u) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described therein, (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, (ii) none of the Company or the Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than (a) with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company and (b) the dividend paid on March 1, 2000) and (iii) there shall not have been any material change in the capital stock or long-term indebtedness of the Company and the Subsidiaries taken as a whole.

          (v) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

          (w) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Company and the Subsidiaries believe to be reliable and accurate.

          (x) None of the Company, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Units to violate Regulation T, U or X of the Board of Governors of the Federal

     Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

          (y) Each of the Company and the Subsidiaries has good and marketable title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiary, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Final Memorandum, except where the failure to so own or possess any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and none of the Company or the Subsidiaries has received any notice of infringement of, or conflict with (or knows of any such infringement of or conflict with), asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would reasonably be expected to have a Material Adverse Effect.

          (z) There are no legal or governmental proceedings involving or affecting the Company or any Subsidiary or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

          (aa) Except as set forth in the Final Memorandum or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (A) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries under any Environmental Law,
     (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries,
     (E) none of the Company or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law, (F) no property or facility of the Company or any of the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

          For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

          (bb) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

          (cc) Each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks as is consistent with industry practice to protect the Company and its Subsidiaries and their respective businesses.

          (dd) None of the Company or the Subsidiaries has any material liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any of the Subsidiaries makes (or within the preceding six years has made) a contribution and in which any employee of the Company or of any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

          (ee) Except as stated in the Final Memorandum, the Company knows of no outstanding claims for service in the nature of a finder's fee, financial advisory fee, origination fee or similar fee, with respect to the Recapitalization.

          (ff) As of the Closing Date, each of the representations and warranties of the Company and the Subsidiaries set forth in the Credit Agreement will be true and correct as if made at and as of such date (other than to the extent any such representation or warranty is expressly made as to only a certain other date).

          (gg) Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (hh) None of the Company or the Subsidiaries is now, or after giving effect to the Recapitalization will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (ii) Each of the Recapitalization Documents conforms or will conform in all material respects to the description thereof in the Final Memorandum.

          (jj) No holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Company and the Guarantor pursuant to the Registration Rights Agreement or the Warrant Registration Rights Agreement other than as expressly permitted thereby.

          (kk) Immediately after the consummation of the Recapitalization, the fair value and present fair saleable value of the assets of each of the Company and the Guarantor (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company or the Guarantor (each on a consolidated basis) is, nor will any of the Company or the Guarantor (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby,

     (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

          (ll) None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Act) which is or could be integrated with the sale of the Initial Securities in a manner that would require the registration under the Act of any of the Initial Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Initial Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers and compliance by the Initial Purchasers with the covenants set forth in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Initial Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Initial Securities under the Act or to qualify the Indenture under the TIA.

          (mm) No securities of the Company or any Subsidiary are of the same class (within the meaning of Rule 144A under the Act) as any of the Initial Securities and listed on a national securities exchange registered under
     Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

          (nn) None of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of any of the Initial Securities.

          (oo) None of the Company, the Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Initial Securities; the Company, the Subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

          (pp) As of the Closing Date, the Company will have delivered to the Initial Purchasers a true and correct copy of each of the Recapitalization Documents, together with all related agreements and all schedules and exhibits thereto, and there shall have been no material amendments, alterations, modifications and waivers as to which the Initial Purchasers have not been advised in writing; and there exists as of the Closing

     Date (after giving effect to the Recapitalization) no event or condition which would constitute a default or an event of default (in each case as defined in each of the Recapitalization Documents) under any of the Recapitalization Documents which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     Any certificate signed by any officer of the Company or any Subsidiary and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Company and each of the Subsidiaries to each Initial Purchaser as to the matters covered thereby.

     3. Purchase, Sale and Delivery of the Units. On the basis of the representations, warranties, agreements and covenants herein contained, the Company agrees to issue and sell to the Initial Purchasers and, on the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Initial Purchasers, acting severally and not jointly, agree to purchase the number of Units set forth opposite such Initial Purchaser's name on Schedule 1 hereto from the Company at a price of $930.6471 per Unit. One or more certificates in definitive form for the Initial Securities that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Units shall be made at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York at 10:00 A.M., New York time, on May 10, 2000, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Initial Securities available for checking and packaging by the Initial Purchasers at the offices of Deutsche Bank Securities Inc. in New York, New York, or at such other place as Deutsche Bank Securities Inc. may designate, at least 24 hours prior to the Closing Date.

     4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Units at the price, upon the terms and in the manner set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

     5. Covenants of the Company and the Guarantor. The Company and the Guarantor, jointly and severally, covenant and agree with each of the Initial Purchasers that:

          (a) The Company and the Guarantor will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent. The Company and the Guarantor will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

          (b) The Company and the Guarantor will cooperate with the Initial Purchasers in arranging for the qualification of the Initial Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Initial Securities; provided, however, that in connection therewith, neither the Company nor the Guarantor shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not now so subject.

          (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Initial Securities or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Company, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

          (d) The Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

          (e) The Company will apply the net proceeds from the sale of the Units as set forth under "Use of Proceeds" in the Final Memorandum.

          (f) For so long as any of the Initial Securities or the Exchange Notes remain outstanding, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or the Warrant Agent or to the holders of any of the Initial Securities or the Exchange Notes and, as soon as available and upon the reasonable request in writing by any Initial Purchaser, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

          (g) Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared in the ordinary course by the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

          (h) None of the Company or any of its Affiliates (as defined in the Act) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

          (i) The Company will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (j) For so long as any of the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144 under the Act, the Company will make available at its expense, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

          (k) The Company will use its reasonable best efforts to (i) permit the Units (and following separation of the Units, the Notes and the Warrants) to be designated as PORTAL-eligible securities in accordance with the rules and regulations adopted by the NASD relating to trading in the NASD's Portal Market (the "Portal Market") and (ii) permit the Units (and following separation of the Units, the Notes and the Warrants) to be eligible for clearance and settlement through The Depository Trust Company.

          (l) In connection with Securities offered and sold in an offshore transaction (as defined in Regulation S) the Company and the Guarantor will not register any transfer of such Securities not made in accordance with the provisions of

     Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities in the form of definitive securities.

     6. Expenses. Each of the Company and the Guarantor, jointly and severally, agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 or 12 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company or the Guarantor, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Securities, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) expenses in connection with the "roadshow" and any other meetings with prospective investors in the Units, (vii) fees and expenses of the Trustee including fees and expenses of counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Initial Securities on the Portal Market and (ix) any fees charged by investment rating agencies for the rating of the Notes; provided, however, that except as expressly provided in this Section 6, the Initial Purchasers shall pay their own costs and expenses, including the costs and expenses of their counsel. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company or the Guarantor to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company and the Guarantor, jointly and severally, agree to promptly reimburse the Initial Purchasers upon demand for all out-of-pocket expenses (including reasonable fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Units.

     7. Conditions of the Initial Purchasers' Obligations. The obligation of the Initial Purchasers to purchase and pay for the Units shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

          (a) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of William J. George, Vice President, General Counsel and Corporate Secretary of the

     Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, substantially to the effect that:

               (i) Each of the Company and the Guarantor is duly qualified to do business as a foreign corporation in good standing in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (ii) The Company has the authorized, issued and outstanding capitalization set forth in the Final Memorandum under the heading "Capitalization" and "Description of Capital Stock"; all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and to the knowledge of such counsel were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all perfected security interests and, to the knowledge of such counsel, free and clear of all other liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act, the securities or "Blue Sky" laws of certain jurisdictions and the Credit Agreement) or voting; when issued in accordance with the terms and conditions contained in the Warrant Agreement, upon exercise of the Warrants, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable and to the knowledge of such counsel will not be subject to any preemptive or similar rights.

               (iii) Except as set forth in the Final Memorandum and except for certain warrants in favor of Investcorp S.A. or its affiliates that will be exercisable for Class B common stock of the Company to the extent an equal number of shares of such Class B common stock is being redeemed contemporaneously, to the knowledge of such counsel (A) no options, warrants or other rights to purchase from the Company or any Subsidiary shares of capital stock or ownership interests in the Company or any Subsidiary are outstanding, (B) no agreements or other obligations to issue, or other rights to convert, any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Company or any Subsidiary are outstanding and (C) no holder of securities of the Company or any Subsidiary is entitled to have such securities registered under a registration statement filed by the Company pursuant to the Registration Rights Agreement or the Warrant Registration Rights Agreement.

               (iv) Except as set forth in the Final Memorandum, no legal or governmental proceedings are pending or, to the knowledge of such counsel, threatened to which any of the Company or the Subsidiaries is a party or to which the property or assets of the Company or any Subsidiary are subject which would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Units to be sold hereunder or the consummation of the other transactions described in the Final Memorandum under the caption "Use of Proceeds."

               (v) The execution, delivery and performance of the Recapitalization Documents and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Initial Securities to the Initial Purchasers and the other components of the Recapitalization) will not constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of the terms or provisions of any Contract known to such counsel (including in any event any of the foregoing which have been filed by the Company with the Commission), except for any such breach, violation, default or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (vi) Each of the Recapitalization Documents has been duly and validly executed and delivered by the Company and the Guarantor to the extent a party thereto.

               (vii) The Company and the Guarantor have obtained all Permits necessary to conduct the businesses now or proposed to be conducted by them as described in the Final Memorandum, the lack of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and the Guarantor has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit.

               (viii) To the knowledge of such counsel, the Company and the Guarantor own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Final Memorandum, and neither the Company nor the Guarantor has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would reasonably be expected to have a Material Adverse Effect.

               (ix) To the knowledge of such counsel, there are no legal or governmental proceedings involving or affecting the Company or the Subsidiaries or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

          At the time the foregoing opinion is delivered, William J. George shall additionally state that he has participated in conferences with officers and other representatives of the Company and the Guarantor, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although he has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum, no facts have come to his attention which lead him to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that he need express no opinion with respect to the financial statements and related notes thereto and the other financial, statistical and accounting data included in the Final Memorandum). The opinion of William J. George described in this Section shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

          References to the Final Memorandum in this subsection (a) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

          (b) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Gibson Dunn & Crutcher LLP, counsel for the Company and the Guarantor, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, substantially to the effect that:

               (i) The Indenture meets the requirements for qualification under the TIA. The Indenture (assuming the due authorization, execution and delivery thereof by the parties thereto) constitutes the valid and legally binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms.

               (ii) The Warrant Agreement (assuming the due authorization, execution and delivery thereof by the parties thereto) constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

               (iii) The Notes and the Guarantee are each in the form contemplated by the Indenture. The Notes and the Guarantee, when paid for by the Initial Purchasers in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture, the Notes and the Guarantee by the parties thereto and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company and the Guarantor, entitled to the benefits of the Indenture, and enforceable against the Company and the Guarantor in accordance with their terms.

               (iv) The Warrants are in the form contemplated by the Warrant Agreement. The Warrants, when paid for by the Initial Purchasers in accordance with the terms of this Agreement and the Warrant Agreement (assuming the due authorization, execution and delivery of the Warrant Agreement by the parties thereto) will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Warrant Agreement, and enforceable against the Company in accordance with their terms.

               (v) The Exchange Notes and the Private Exchange Notes and the guarantee thereof, when duly executed and delivered by the Company and the Guarantor, as applicable, in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the parties thereto and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the parties thereto in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company and the Guarantor, entitled to the benefits of the Indenture, and enforceable against the Company and the Guarantor in accordance with their terms.

               (vi) The Registration Rights Agreement (assuming due authorization, execution and delivery thereof by the parties thereto) constitutes the valid and legally binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms.

               (vii) The Warrant Registration Rights Agreement (assuming due authorization, execution and delivery thereof by the parties thereto) constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

               (viii) The Indenture, the Warrant Agreement, the Notes, the Guarantee, the Warrants, the Registration Rights Agreement, the Warrant Registration Rights Agreement, the Preferred Stock Investment Documents, the Merger Agreement and the Credit Agreement conform in all material respects to the descriptions thereof contained in the Final Memorandum.

               (ix) Except as set forth in the Final Memorandum, to the knowledge of such counsel, no legal or governmental proceedings are pending or threatened to which any of the Company or the Subsidiaries is a party or to which the property or assets of the Company or any Subsidiary is subject which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Initial Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum under the caption "Use of Proceeds."

               (x) The execution, delivery and performance of the Recapitalization Documents and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Initial Securities to the Initial Purchasers and the other components of the Recapitalization) will not constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Recapitalization Document, except for any such breach, violation, default or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers and compliance by the Initial Purchasers with the covenants set forth in Section 8 hereof) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

               (xi) No consent, approval, authorization or order of any governmental authority of the United States or the State of New York is required for the issuance and sale by the Company and the Guarantor of the Initial Securities to the Initial Purchasers or the consummation by the

          Company and the Guarantor of the Recapitalization, except such as may be required under Blue Sky laws, as to which such counsel need express no opinion, or the Act or the TIA (which are addressed in subparagraph
          (xiii) below) and those which have previously been obtained.

               (xii) Neither the Company nor the Guarantor is, or immediately after the sale of the Initial Securities to be sold hereunder and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds") will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               (xiii) Assuming the accuracy of the representations and warranties by the Initial Purchasers under, and compliance by the Initial Purchasers with the provisions in, this Agreement, no registration under the Act of the Securities is required in connection with the sale of the Initial Securities to the Initial Purchasers as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Initial Securities by the Initial Purchasers in accordance with Section 8 of this Agreement, and prior to the effectiveness of the Exchange Registration Statement (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) (A) that the purchasers who buy such Initial Securities in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act ("QIBs") or (B) that the offer or sale of the Initial Securities is made in an offshore transaction as defined in Regulation S, (ii) the accuracy of the Initial Purchasers' representations in Section 8 and those of the Company and the Guarantor contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Initial Securities to the Initial Purchasers and the initial resale thereof and (iii) the due performance by the Initial Purchasers of the agreements set forth in Section 8 hereof.

               (xiv) Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Units will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

               (xv) The statements set forth under the caption "Description of Capital Stock" and "Certain United States Federal Tax Consequences" in the Final Memorandum, insofar as such statements are summaries of matters of law or legal conclusions, are accurate summaries in all material respects and insofar as such statements purport to summarize provisions of legal documents or of statutes, laws, rules or regulations, fairly summarize such provisions.

          The foregoing opinions as to enforceability and the legal, valid and binding nature of obligations may be subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, including without limitation concepts or materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. The opinion of Gibson Dunn & Crutcher LLP may be subject to other customary exceptions, assumptions and qualifications reasonably acceptable to the Initial Purchasers and substantially to the effect as previously delivered to the Initial Purchasers in draft form.

          At the time the foregoing opinion is delivered, Gibson Dunn & Crutcher LLP shall additionally state that it has participated in conferences with officers and other representatives of the Company and the Guarantor, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent specified in subsections 7(b)(viii) and 7(b)(xv), no facts have come to its attention which lead it to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial, statistical and accounting data included in the Final Memorandum).

          The opinion of Gibson Dunn & Crutcher LLP described in this Section shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein. In addition, such opinion shall also state that the Initial Purchasers are entitled to rely on such counsel's opinions delivered pursuant to the other Recapitalization Documents in the same manner as if each of such opinions were directly addressed to the Initial Purchasers.

          References to the Final Memorandum in this subsection (b) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

          (c) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Faegre & Benson LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, substantially to the effect that:

               (i) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to own its properties and to conduct its business as described in the Final Memorandum.

               (ii) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights expressly created by law or the articles of incorporation or bylaws (or similar organizational documents) of the Company. When issued in accordance with the terms and conditions contained in the Warrant Agreement, upon exercise of the Warrants, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights expressly created by law or the articles of incorporation or bylaws (or similar organizational documents) of the Company. The Warrant Shares have been duly reserved for issuance in accordance with the terms of the Warrants and the Warrant Agreement.

               (iii) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Recapitalization Documents and to consummate the Recapitalization; each of the Recapitalization Documents has been duly and validly authorized by the Company.

               (iv) The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Company.

               (v) The execution, delivery and performance of the Recapitalization Documents and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Initial Securities to the Initial Purchasers and the other components of the Recapitalization) will not constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of
          (i) the certificate of incorporation or bylaws (or similar organizational document) of the Company, or (ii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers and compliance by the Initial Purchasers with the covenants set forth in Section 8 hereof) any Minnesota statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to the Company or the Guarantor or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

               (vi) No consent, approval, authorization or order of any Minnesota governmental authority is required for the issuance and sale by the Company and the Guarantor of the Initial Securities to the Initial Purchasers or the consummation by the Company and the Guarantor of the Recapitalization, except such as may be required under Blue Sky laws, as to which such counsel need express no opinion, and those which have previously been obtained.

               (vii) The Certificate of Merger has been duly filed with the Secretary of State of the State of Minnesota and the Merger has become effective in accordance with Minnesota law.

          For the purposes of this opinion, the term "Recapitalization Documents" shall not include the Credit Agreement, the Credit Documents or the Preferred Stock Investment Documents. Such excluded documents shall be covered by the opinions referenced in the last sentence of this paragraph. The opinion of Faegre & Benson LLP described in this Section shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein. In addition, such opinion shall also state that the Initial Purchasers are entitled to rely on such counsel's opinions delivered pursuant to the other Recapitalization Documents in the same manner as if each of such opinions were directly addressed to the Initial Purchasers.

          References to the Final Memorandum in this subsection (c) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

          (d) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Husch & Eppenberger, LLC, counsel for the Guarantor in form and substance reasonably satisfactory to counsel for the Initial Purchasers, substantially to the effect that:

               (i) The Guarantor is duly incorporated, validly existing and in good standing under the laws of the State of Kansas and has all requisite corporate power and authority to own its properties and to conduct its business as described in the Final Memorandum.

               (ii) All of the outstanding shares of capital stock of the Guarantor have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights expressly created by law or the certificate of incorporation or bylaws (or similar organizational document) of the Guarantor; all of the outstanding shares of capital stock of the Guarantor are owned, directly or indirectly, by the Company, free and clear of all perfected security interests and, to the knowledge of such counsel, free and clear of all other liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting.

               (iii) The Guarantor has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Recapitalization Documents to which it is a party and to consummate the Recapitalization; each of the Recapitalization Documents to which the Guarantor is a party has been duly and validly authorized by the Guarantor.

               (iv) The guarantee of the Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Guarantor.

               (v) The execution, delivery and performance of the Recapitalization Documents and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Initial Securities to the Initial Purchasers and the other components of the Recapitalization) will not constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of
          (i) the certificate of incorporation or bylaws (or similar organizational document) of the Guarantor, or (ii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers and compliance by the Initial Purchasers with the covenants set forth in Section 8 hereof) any Kansas statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to the Company or the Guarantor or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

               (vi) No consent, approval, authorization or order of any Kansas governmental authority is required for the issuance and sale by the Company and the Guarantor of the Initial Securities to the Initial Purchasers or the consummation by the Company and the Guarantor of the Recapitalization, except such as may be required under Blue Sky laws, as to which such counsel need express no opinion, and those which have previously been obtained.

          For the purposes of this opinion, the term "Recapitalization Documents" shall not include the Credit Agreement, the Credit Documents or the Preferred Stock Investment Documents. Such excluded documents shall be covered by the opinions referenced in the last sentence of this paragraph. The opinion of Husch & Eppenberger, LLC described in this Section shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein. In addition, such opinion shall also state that the Initial Purchasers are entitled to rely on such counsel's opinions delivered pursuant to the other Recapitalization Documents in the same manner as if each of such opinions were directly addressed to the Initial Purchasers.

          References to the Final Memorandum in this subsection (d) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

          (e) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

          (f) The Initial Purchasers shall have received from the Independent Accountants comfort letters dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

          (g) The representations and warranties of the Company and the Guarantor contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company's and the Guarantor's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date; the Company and the Guarantor shall have performed all covenants and agreements in all material respects and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          (h) Neither the sale of the Units hereunder nor any other component of the Recapitalization shall be enjoined (temporarily or permanently) on the Closing Date.

          (i) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          (j) The Initial Purchasers shall have received a certificate of the Company and the Guarantor, dated the Closing Date, signed on behalf of the Company and the Guarantor by its respective Chairman of the Board, President or any Senior Vice President and the Chief Financial Officer, to the effect that:

               (i) The representations and warranties of the Company and the Guarantor contained in this Agreement are true and correct on and as of the date hereof and on and as of the Closing Date, and each of the Company and the Guarantor has performed all covenants and agreements in all material respects and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

               (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect;

               (iii) Neither the sale of the Units hereunder nor any other component of the Recapitalization has been enjoined (temporarily or permanently);

               (iv) There have been no material amendments, alterations, modifications, or waivers of any provisions of any of the Recapitalization Documents since the date of the execution and delivery thereof by the parties thereto (other than amendments, alterations, modifications or waivers copies of which have previously been distributed to the Initial Purchasers prior to the date of this Agreement); and

               (v) The Company and the Subsidiaries, to the extent each is a party thereto, have complied in all material respects with all agreements and covenants in the Recapitalization Documents and performed in all material respects all conditions specified therein to be complied with or performed by them at or prior the Closing Date.

          (k) On the Closing Date, the Company and the Subsidiaries shall have, to the extent each is a party thereto, complied in all material respects with all agreements and covenants in the Recapitalization Documents and performed all conditions specified therein (other than agreements or covenants which have been waived but only if copies of such waivers have previously been distributed to the Initial Purchasers prior to the date of this Agreement) to be complied with or performed at or prior to the Closing Date, and each of the Recapitalization Documents shall be in full force and effect.

          (l) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Company and the Guarantor and such agreement shall be in full force and effect at all times from and after the Closing Date.

          (m) On the Closing Date, the Initial Purchasers shall have received the Warrant Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect at all times from and after the Closing Date.

          (n) All of the Recapitalization (other than the offering of the Units) shall have been consummated, or shall be consummated simultaneously with the offering of the Units, on the terms and conditions set forth in the Recapitalization Documents in the forms previously delivered to the Initial Purchasers and to which they shall not have reasonably objected.

          (o) On the Closing Date, the Certificate of Merger with respect to the Merger shall be in form and substance satisfactory to the Initial Purchasers and shall have been filed with the Secretary of State of the State of Minnesota.

     On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Company.

     All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company and the Guarantor shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

     8. Offering of Units; Restrictions on Transfer. (a) Each of the Initial Purchasers agrees with the Company and the Guarantor (as to itself only) that
(i) it has not and will not solicit offers for, or offer or sell, the Initial Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act and (ii) it has and will solicit offers for the Initial Securities only from, and will offer the Initial Securities only to (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons ("non-U.S. purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause
(B), in purchasing such Initial Securities such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum (or, if the Final Memorandum is not in existence, in the most recent Memorandum). Each of the Initial Purchasers represents and warrants (as to itself only) that such Initial Purchaser is a QIB.

          (b) Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Initial Securities or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Initial Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; and (iii) it has offered the Initial Securities and will offer and sell the Initial Securities (A) as part of its distribution at any time and (B) otherwise during the relevant distribution compliance period, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Initial Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.

     Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

     9. Indemnification and Contribution. (a) Each of the Company and the Guarantor, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

          (i) any untrue statement or alleged untrue statement made by the Company or the Guarantor in Section 2 hereof;

          (ii) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto; or

          (iii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any reasonable legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Company and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company and the Guarantor by the Initial Purchasers through Deutsche Bank Securities Inc. specifically for use therein. The indemnity provided for in this
Section 9 will be in addition to any liability that the Company and the Guarantor may otherwise have to the indemnified parties. The Company and the Guarantor shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld; provided further, however, that the Company and the Guarantor will not be liable to any Initial Purchaser or any person controlling such Initial Purchaser with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Memorandum that is corrected in the Final Memorandum (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Initial Securities from such Initial Purchaser but was not sent or given a copy of the Final Memorandum (as amended or supplemented) in any case where such delivery of the Final Memorandum (as amended or supplemented) was required by the Act, unless such failure to deliver the Final Memorandum (as amended or supplemented) was a result of noncompliance by the Company or the Guarantor with Section 5 hereof.

          (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless each of the Company and the Guarantor, its directors, its officers and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or the Guarantor or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company and the Guarantor by the Initial Purchasers through Deutsche Bank Securities Inc. specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or the Guarantor or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 9 will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld. The Company and the Guarantor shall not, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by any Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Initial Purchaser.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest,
     (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or by the Company and the Guarantor in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph
     (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All reasonable fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this
     Section 9, in which case the indemnified party may effect such a settlement without such consent.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Initial Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Guarantor on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor on the one hand, or such Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Guarantor and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company or the Guarantor, each officer of the Company or the Guarantor and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company or such Guarantor, as applicable.

     10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, the Guarantor, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, the Guarantor, any of their respective officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 16 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     11. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Units agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the number of Units set forth opposite their names in Schedule 1 hereto bears to the total number of Units set forth opposite the names of all the remaining Initial Purchasers) the Units which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the number of Units which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the total number of Units set forth in Schedule 1 hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Initial Purchasers do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company except as provided in Section 10 hereof. In the event of a default by any Initial Purchaser as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five business days, as the nondefaulting Initial Purchasers shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

     12. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that the Company or the Guarantor shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

               (i) any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the reasonable judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the reasonable judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or the Subsidiaries), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

               (ii) trading in securities of the Company or in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

               (iii) a banking moratorium shall have been declared by New York or United States authorities;

               (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Final Memorandum; or

               (v) any debt of the Company or the Guarantor shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

          (b) Termination of this Agreement pursuant to Section 11 or this
     Section 12 shall be without liability of any party to any other party except as provided in Section 10 hereof.

     13. Information Supplied by the Initial Purchasers. The statements set forth (i) in the last paragraph on the front cover page and (ii) in the third paragraph, the third and fourth sentences of the fifth paragraph, the seventh paragraph and, with respect to affiliations of the Initial Purchasers only, the eighth paragraph, in each case, under the heading "Private Placement" in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company and the Guarantor for the purposes of Sections 2(a) and 9 hereof.

     14. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to (i) Deutsche Bank Securities Inc., 130 Liberty Street, New York, New York 10006, Attention:
Corporate Finance Department, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention:

William Hartnett, Esq.; if sent to the Company or the Guarantor, shall be mailed or delivered to the Company at 5501 Norman Center Drive, Minneapolis, Minnesota 55437, Attention: General Counsel; with a copy to Gibson Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166, Attention: Joerg H. Esdorn, Esq.

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

     15. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantor and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company and the Guarantor contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in
Section 9 of this Agreement shall also be for the benefit of the directors of the Company and the Guarantor, their officers and any person or persons who control the Company or the Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.


     16. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

     17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Guarantor and the Initial Purchasers.

                                       Very truly yours,

                                       JOSTENS, INC.


                                       By: /s/ Robert C. Buhrmaster
                                           -------------------------------------
                                           Name:  Robert C. Buhrmaster
                                           Title: Chairman, President & CEO


                                       AMERICAN YEARBOOK COMPANY, INC.


                                       By: /s/ Robert C. Buhrmaster
                                           -------------------------------------
                                           Name:  Robert C. Buhrmaster
                                           Title: President

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

DEUTSCHE BANK SECURITIES INC.


By: /s/ Matthew Headington
    ------------------------------
    Name:  Matthew Headington
    Title: Vice President


UBS WARBURG LLC


By: /s/ Robert Parsons
    ------------------------------
    Name:  Robert Parsons
    Title: Managing Director
             Leveraged Finance


By: /s/ Arthur Penn
    ------------------------------
    Name:  Arthur Penn
    Title: Managing Director
             Leveraged Finance


GOLDMAN, SACHS & CO.


/s/ [Signature Illegible]
----------------------------------

                                                                      SCHEDULE 1
                                                                      ----------



Initial Purchaser                                            Number of Units
-----------------                                            ---------------
Deutsche Bank Securities Inc. ...............................    105,750
UBS Warburg LLC..............................................     79,875
Goldman, Sachs & Co. ........................................     39,375
                                                                 -------
          Total..............................................    225,000

                                                                      SCHEDULE 2
                                                                      ----------

                           Subsidiaries of the Company
                           ---------------------------


                                                             Jurisdiction of
Name                                                         Incorporation
----                                                         -------------
American Yearbook Company, Inc.                              Kansas
Jostens Canada, Ltd.                                         Canada
Balfirm Canada, Inc.                                         Canada
Jostens Can Investments B.V.                                 The Netherlands
Jostens International Holding B.V.                           The Netherlands
C.V. Jostens Global Trading                                  The Netherlands
JC Trading, Inc.                                             Puerto Rico
Conceptos Jostens, S.A. de C.V.                              Mexico
Reconocimientos E Incentivos, S.A. de C.V.                   Mexico
JostFer S.A. de C.V.                                         Mexico
Reconocimientos, S.A.                                        Colombia